Exhibit 10.02

LIMITED WAIVER AGREEMENT

THIS LIMITED WAIVER AGREEMENT (this “Waiver Agreement”) is made and entered into as of the 29th day of July, 2011, by and among:

(i) STATE AUTO FINANCIAL CORPORATION, an Ohio corporation, and its successors and assigns (the “Borrower”);

(ii) THE FINANCIAL INSTITUTIONS as signatory lender parties hereto and their successors and assigns (collectively, the “Lenders”, with each individually a “Lender”); and

(iii) KEYBANK NATIONAL ASSOCIATION, a national banking association, in its capacity as Administrative Agent for the Lenders under the Credit Agreement (as defined below), and its successors and assigns (the “Administrative Agent”).

Recitals:

A. The Borrower, the Lenders and the Administrative Agent are the parties to that certain Credit Agreement dated as of July 12, 2007, as amended by a First Amendment thereto dated as of March 27, 2009 (collectively, the “Credit Agreement”), pursuant to which, inter alia, the Lenders agreed, subject to the terms and conditions thereof, to advance Loans (as this and other capitalized terms used herein and not otherwise defined herein are defined in the Credit Agreement) to the Borrower.

B. The Borrower has informed the Administrative Agent and the Lenders that an Event of Default may have occurred as of June 30, 2011 under clause (d) of Article 7 (Events of Default) of the Credit Agreement, by reference to the Company’s possible breach of its covenant under Section 6.12 (Consolidated Net Worth) of the Credit Agreement (the “Possible Default”).

C. The Borrower has also informed the Administrative Agent and the Lenders that, although the Borrower’s financial statements for the period ending June 30, 2011 have not been finalized as of the date hereof, the Borrower estimates (without representation or warranty) that its Consolidated Net Worth as of such date was not less than $650,000,000.

D. As of the date hereof, the aggregate unpaid principal balance of the Revolving Loans is Zero Dollars ($0).

E. The Borrower has requested that the Lenders waive the Possible Default for a limited period of time; and, subject to the terms and conditions of this Waiver Agreement, the Lenders have agreed to grant such request.

Agreements:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrower, the Lenders, and the Administrative Agent, intending to be legally bound, hereby agree as follows:

1. Limited Waiver.

(a) Subject to the terms and conditions of this Waiver Agreement, including, without limitation, Paragraph 2, below, the Lenders hereby waive the Possible Default through and including (but not after) September 30, 2011, so long as Consolidated Net Worth as of June 30, 2011 was not less than $650,000,000. The waiver provided for pursuant to the immediately preceding sentence (the “Subject Waiver”) shall not be construed to apply to the Borrower’s performance of (or failure to perform) the covenant of Section 6.12 of the Credit Agreement commencing on and after September 30, 2011.

(b) The Subject Waiver (i) is limited to its express terms, (ii) shall not be deemed to be a waiver of any Default that may have existed on or prior to the date hereof, other than the Possible Default, or of any Default that may hereafter arise, (iii) is not intended to, and shall not, establish any course of dealing among the Borrower, the Administrative Agent, and the Lenders

that is inconsistent with the express terms of the Credit Agreement, (iv) shall not operate as a waiver of any other right, power, or remedy of the Administrative Agent or the Lenders under the Credit Agreement, and (v) shall not be construed as an agreement or understanding by the Lenders to grant any other waiver or other accommodation in the future with respect to any provision of the Credit Agreement or any of the other Loan Documents.

(c) The Subject Waiver is temporary and shall terminate upon the earlier of (i) September 30, 2011 and (ii) the date on which any Event of Default, other than the Possible Default, occurs. Upon such termination, (1) the Subject Waiver shall cease to be effective and shall be of no further force and effect; (2) if such a breach of said Section 6.12 did in fact occur as of June 30, 2011, the Possible Default shall be an Event of Default; and (3) the Administrative Agent and the Lenders shall be entitled to enforce and exercise all of the rights and remedies available to them under and pursuant to the Loan Documents, at law and in equity.

2. Waiver Effective Date; Conditions Precedent. The Subject Waiver set forth in Paragraph 1, above, shall not be effective unless and until the date on which all of the following conditions precedent have been satisfied (such date of effectiveness being the “Waiver Effective Date”):

(a) Officer’s Certificate. On the date hereof and on the Waiver Effective Date, in each case after giving effect to the Subject Waiver, (i) there shall exist no Default, and a Financial Officer or other executive officer of the Borrower, on behalf of the Borrower, shall have delivered to the Administrative Agent written confirmation thereof dated as of the date hereof and the Waiver Effective Date, and (ii) the representations and warranties of the Borrower under Article 3 of the Credit Agreement shall have been reaffirmed in writing as being true and correct in all material respects as of the date hereof and the Waiver Effective Date (unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b) Waiver Agreement. The Administrative Agent (or the Special Counsel) shall have received from the Borrower and the Required Lenders either (i) a counterpart of this Waiver Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page of this Waiver Agreement) that such party has signed a counterpart of this Waiver Agreement.

(c) Corporate Authorization. The Borrower shall have delivered to the Administrative Agent a certificate of its Secretary or Assistant Secretary confirming all necessary corporate authorization for the execution and delivery of this Waiver Agreement and the transactions contemplated hereby.

(d) Agent Expenses. The Borrower shall have paid or caused to be paid to the Administrative Agent all fees and other amounts due and payable on or prior to the Waiver Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of the Special Counsel) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(e) Legal Matters. All legal matters incident to this Waiver Agreement and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio, special counsel to the Administrative Agent (the “Special Counsel”).

Notwithstanding the foregoing, if the Waiver Effective Date has not occurred on or before July 31, 2011, this Waiver Agreement (other than Paragraphs 4 and 5 hereof, which shall be and remain effective in any event) shall not become effective and shall be deemed of no further force and effect.

3. No Modifications. Except as expressly provided in this Waiver Agreement, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect.

4. Confirmation of Obligations; Release.

(a) The Borrower hereby confirms that the Borrower is indebted to the Lenders for the Loans in the amounts and as of the date set forth in Recital B, above, and is also obligated to the Lenders in respect of other obligations as set forth in the Credit Agreement and the other Loan Documents. The Borrower further acknowledges and agrees that as of the date hereof, it has no claim, defense or set-off right against any Lender or the Administrative Agent of any nature whatsoever, whether sounding in tort, contract or otherwise, and has no claim, defense or set-off of any nature whatsoever to the enforcement by any Lender or the Administrative Agent of the full amount of the Loans and other obligations of the Borrower under the Credit Agreement and the other Loan Documents.

(b) Notwithstanding the foregoing, to the extent that any claim, cause of action, defense or set-off against any Lender or the Administrative Agent or their enforcement of the Credit Agreement, any note, or any other Loan Document, of any nature whatsoever, known or unknown, fixed or contingent, does nonetheless exist or may exist on the date hereof, in consideration of the Lenders’ and the Administrative Agent’s entering into this Waiver Agreement, the Borrower irrevocably and unconditionally waives and releases fully each and every such claim, cause of action, defense and set-off which exists or may exist on the date hereof.

5. Administrative Agent’s Expense. The Borrower agrees to reimburse the Administrative Agent promptly for its reasonable documented out-of-pocket costs and expenses incurred in connection with this Waiver Agreement and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of the Special Counsel.

6. Governing Law; Binding Effect. This Waiver Agreement shall be governed by and construed in accordance with the laws of the State of Ohio and shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns.

7. Counterparts. This Waiver Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Waiver Agreement by delivering by facsimile or email transmission a signature page of this Waiver Agreement signed by such party, and any such facsimile or email signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or email transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Waiver Agreement.

8. Miscellaneous.

(a) Upon the effectiveness of this Waiver Agreement, this Waiver Agreement shall be a Loan Document.

(b) The invalidity, illegality, or unenforceability of any provision in or Obligation under this Waiver Agreement in any jurisdiction shall not affect or impair the validity, legality,

or enforceability of the remaining provisions or obligations under this Waiver Agreement or of such provision or obligation in any other jurisdiction.

(c) This Waiver Agreement and all other agreements and documents executed in connection herewith have been prepared through the joint efforts of all of the parties. Neither the provisions of this Waiver Agreement or any such other agreements and documents nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party’s counsel drafted this Waiver Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Waiver Agreement and all other agreements and documents executed in connection herewith and therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Waiver Agreement and all other agreements and documents executed in connection therewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

9. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS WAIVER AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS WAIVER AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS WAIVER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION.

[No additional provisions are on this page; the page next following is the signature page.]

IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have hereunto set their hands as of the date first above written.

BORROWER

STATE AUTO FINANCIAL CORPORATION

By:	/s/ Steven E. English
Steven E. English
Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender and Lender

By:	/s/ Mary K. Young
Mary K. Young
Senior Vice President

[Lender Signatures Continued]

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Thomas A. Kiepura
Name: Thomas A. Kiepura
Title: Vice President

[Lender Signatures Continued]

PNC BANK, NATIONAL ASSOCIATION (successor by merger to National City Bank), as Lender

By:	/s/ Mary E. Auch
Name: Mary E. Auch
Title: Vice President

[Lender Signatures Continued]

FIFTH THIRD BANK, as Lender

By:
Name:
Title:

[Lender Signatures Continued]

THE HUNTINGTON NATIONAL BANK, as Lender

By:	/s/ Frederick G. Hadley
Name: Frederick G. Hadley
Title: S.V.P.

[Lender Signatures Continued]

COMERICA BANK, as Lender

By:	/s/ Brandon Welling
Name: Brandon Welling
Title: Vice President

[Lender Signatures Continued]

U.S. BANK NATIONAL ASSOCIATION as Lender

By:
Name:
Title:

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